AMERICAN FUNDS INSURANCE SERIES

Redesignation of an Existing Series
of Shares of Beneficial Interest Without Par Value
(the "Instrument")

  The undersigned, being a majority of the Trustees of American Funds Insurance Series, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 6.1 and 6.10 of the Trust's Declaration of Trust dated September 9, 1983, as amended and restated on September 19, 2000 (the "Declaration of Trust"), hereby redesignate the High-Yield Bond Fund series of shares of beneficial interest as the High-Income Bond Fund (without making any other changes with respect to voting dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust).

 Upon the effective date of this Instrument, the Trust shall have established and designated (or redesignated) a total of 13 series of shares of beneficial interest, with each such series comprised of two Classes of shares: Class 1 and Class 2, as follows:

 Asset Allocation Fund
 Blue Chip Income and Growth Fund
 Bond Fund
 Cash Management Fund
 Global Discovery Fund
 Global Growth Fund
 Global Small Capitalization Fund
 Growth Fund
 Growth-Income Fund
 High-Income Bond Fund
 International Fund
 New World Fund
 U.S. Government/AAA-Rated Securities Fund

  Pursuant to Section 9.3 of the Declaration of Trust, the aforementioned action taken by the Board of Trustees shall serve as an amendment to the Declaration of Trust without the vote or consent of Shareholder of the Trust in order to conform the Trust to the requirements of applicable federal laws and regulations.

The foregoing shall be effective as of the date set forth below.

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Lee A. Ault III, as Trustee             Mary Myers Kauppila, as Trustee


H. Frederick Christie, as Trustee       Donald D. O'Neal, as Trustee


Joe E. Davis, as Trustee                Kirk P. Pendleton, as Trustee


James K. Dunton, as Trustee             James F. Rothenberg, as Trustee


Martin Fenton, as Trustee


Leonard R. Fuller, as Trustee

Dated:  March 19, 2002

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